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                                                                     EXHIBIT 6.1


                              EMPLOYMENT AGREEMENT


THIS AGREEMENT is dated the         15TH     day of  AUGUST            , 2000.
                            ----------------        -------------------


BETWEEN:
                         INFINITY PRODUCTS INCORPORATED
                           625 Howe Street, Suite 522
                              Vancouver, BC V6C 2T6
                             (herein the "Company")

AND
                                 GEORGIA KNIGHT
                        609 Granville Street, Suite 1738
                              Vancouver BC V7Y 1G5
                             (herein the "Employee")


WHEREAS the Company desires to engage the Employee to provide services to the Company for the terms of this Agreement and the Employee has agreed to provide such services, all in consideration and upon the terms and conditions contained herein;

NOW THERFORE it is hereby agreed as follows:

1.       SERVICES

The Company agrees to engage the Employee as its Administrator to provide the services described in Exhibit "A" attached hereto and the Employee has agreed to perform and provide such services (collectively the "Services".)

2.       TERM

Except as otherwise provided in this Agreement, the Company agrees to engage the Employee to provide the Services for a term commencing October 1, 2000 and ending upon the completion of the Services by October 1, 2001.

3.       FEE

         (a) The Company agrees to pay the Employee a fee for the Services provided by the Employee under the Agreement in the amount of $4,200.00 USD payable on the 15th and 30th of each month. A total amount per month of $8,400.00 USD.

4.       EXPENSES

The Company shall pay for or reimburse the Employee for all reasonable, ordinary and necessary expenses incurred by the Employee in the ordinary course of performing the Services upon presentation of proper accounts, statements, invoices or receipts for such items.


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5.       TIME AND EFFORT

         The Employee shall be free to devote such portion of the Employee's time, energy, effort and skill as the Employee see fit, and to perform the Employee's duties when and where the Employee see fit, so long as the Employee performs the Services set out in this Agreement in a timely and professional fashion.

6.       KEY PERSON

The parties acknowledge that Georgia Knight is integral to the successful performance of the Services by the Employee under this Agreement. It is acknowledged by the Employee that Georgia Knight will perform substantial portions of the Services, unless the Company otherwise consents in writing.

7.       SUPPORT

The Company agrees to provide such assistance and make available such employees, office space and support to the Employee, as is reasonable necessary to enable the Employee to perform the Services under this Agreement.

8.       CONFIDENTIAL INFORMATION

         (a) The Employee acknowledges that certain of the material and information made available to the Employee by the Company in the performance of the Services ("Confidential Information") will be of a confidential nature. The Employee recognizes that the Confidential Information is the sole and exclusive property of the Company, and the Employee shall use its best efforts and exercise utmost diligence to protect and maintain the confidentiality of the Confidential Information. The Employee shall not, directly or indirectly, use the Confidential Information for its own benefit, or disclose to another any Confidential Information, whether or not acquired, learned, obtained or developed by the Employee alone or in connection with, except as such disclosure or use may be required in connection with the performance of the Services or as may be consented to in writing by the Company.

         (b) The Confidential Information is and shall remain the sole and exclusive property of the Company regardless of whether such information was generated by the Employee or by others, and the Employee agrees that upon termination of this Agreement it shall deliver promptly to the Company all such tangible parts of the Confidential Information including records, data, notes, reports, proposals, Company list, correspondence, materials, marketing or sales information, computer programs, equipment, or other documents or property which are in the procession or under the control of the Employee without retaining copies thereof.

         (c) Each of the foregoing obligations of the Employee in this clause shall also apply to any confidential information of customers, joint venture parties, contractors and other entities, of any nature whatsoever, with whom the Company or any associate or affiliate of the Company has business relations.



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         (d)      Notwithstanding the foregoing provisions of this clause, the
                  Employee shall not be liable for the disclosure or use of any of the Confidential Information to the extent that:

                  (i) the Confidential Information is or becomes available to the public from a source other than the Employee and through no fault of the Employee or:

                  (ii) the Confidential Information is lawfully obtained by the Employee from a third party or a source outside this agreement.

         (e) The covenants and agreements contained in this clause shall survive the termination of this Agreement.

9.       OTHER SERVICES

The Employee will be free to perform consulting and other services to the Employee's other businesses during the term of this Agreement, provided however, that the Employee shall ensure that the Employee is able to perform the Services pursuant to this Agreement in a timely and professional fashion. The Employee agrees not to perform services for the Employee's other businesses which may create a conflict of interest or interfere with the Employee's duties pursuant to this Agreement.

10.      TERMINATION

         (a) In the event that the Employee breaches this Agreement, or otherwise fails to perform the Services in accordance with the terms of this Agreement, the Company may terminate this Agreement immediately and without notice for cause. Either party may terminate this Agreement at any time, without cause or reason, upon giving two weeks advance written notice to the other.

         (b)      Upon Termination of this Agreement:

                  (i) the Company's obligations to the Employee under this Agreement shall terminate except for the Company's obligation to pay any fee and expenses in accordance with the terms of the Agreement, to the date of termination; and

                  (ii) the Employee's obligations to the Company under this Agreement shall terminate except those obligations which are specifically expressed to survive the termination of this Agreement.

11.      SEVERABILITY

If any provision of this Agreement, or the application of such provision to any person or in any circumstance, shall be determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, and the application of such provision to any person or in any circumstances other than that to which it is held to be invalid, illegal or unenforceable, shall not be affected thereby.


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12.      AMENDMENTS

Any amendment to this Agreement must be in writing and signed by both parties hereto.

13.      TIME OF ESSENCE

Time shall be of essence in this Agreement.

14.      INDEMNIFICATION

This is the entire Agreement between the Company and the Employee with respect to the administrative services to be provided by the Employee to the Company and supersedes any prior agreements with respects to such whether written oral.

15.      NO WAIVER

The failure of any party to insist upon the strict performance of a covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict performance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant or obligation hereunder shall constitute a consent or waive to or of any other breach or default in the performance of the same of any other obligations hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other obligations hereunder.

16.      ASSIGNMENT

The Agreement is personal in nature and may not be assigned by either party hereto.

17.      INUREMENT

This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective employees and permitted receivers, successors and assigns.

IN WITNESS WHEREOF the parties hereto have signed this Agreement as of the day and year first above written.

         INFINITY PRODUCTS INCORPORATED


Per:
         -----------------------------------------------------
         President & Director, Keith Balderson

           AGREED TO BY:

Per:

           Georgia Knight


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                                   EXHIBIT "A"


                             DESCRIPTION OF SERVICES



-Administrative Office & General Accounting

-Act as liaison with Auditors

-Act as liaison with Legal Counsel

-Oversee Internet Web Site Design

-Provide recommendations for marketing and promotion

-Monitor and verify work being performed by the development team

-Report Writing, Record Keeping

-Act as Liaison between developers and board members

-Oversee all SEC filings

-Such other and further work as the Board of Directors shall order


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